LOAN AGREEMENT

between

DTB Patente GmbH
represented by the managing director
Rainer Rotthäuser
Goethestraße 59, 45721 Haltern am See

     - in the following referred to as lender -

and

Exploration Drilling International GmbH
represented by the managing directors
Rainer Rotthäuser and Günter Thiemann
Goethestraße 61, 46721 Haltern am See

- in the following referred to as borrower -

§ 1 Granting of loan

(1)	The lender grants the borrower a loan in the amount of
Euro 90,000.00
(in words: Euro ninety thousand)
(2)	The loan shall be paid out by transfer into the borrower’s account at the Volksbank
Haltern eG, branch code 426 613 30, account 199 188 900.

§ 2 Interest, term and repayment of loan

(1)	The annual interest payable on the loan shall be 6.0%.
(2)	The term of the loan shall be approximately 12 months, ending on March 31, 2007.
(3)	The loan plus interest shall be repaid on 31/03/2007 into the lender’s account.

§ 3 Early repayment

The borrower is entitled to repay the loan including accumulated interest in one lump sum at any time, including before the end of the term of the loan. A prepayment penalty shall not be due.

Signature	Signature
DTB Patente GmbH	EDI GmbH

§ 4 Extraordinary right of cancellation

The lender is entitled to recall the loan effective immediately, if the borrowers’ financial circumstances deteriorate considerably, thus putting the claim of repayment at risk.

§ 5 Securities

All of the borrowers’ service and products receivables from clients starting with the letter A to T shall be transferred to the lender.

Furthermore the lender’s undersigned managing director personally, and foregoing the benefit of discussion regarding the repayment sums, warrants according to § 2, paragraph 3 of this agreement with the signing of this agreement.

§ 6 Supplementary agreements, amendments, severability, executed copies

1.	There are no supplementary agreements. Amendments, additions as well as deletions of individual provisions of this agreement must be made in writing in order to be effective.

2.

Should individual provisions of this agreement be invalid, the remainder of the agreement shall not be affected. In this case, the parties to the agreement are required to assume that a replacement provision has been agreed to, which fulfils the economic purpose of the invalid provision as much as possible.

3.	This contract shall be issued in duplicate. The lender and the borrower shall each receive a copy signed by both parties to the agreement.

Haltern, March 2, 2006

Signature

DTB Patente GmbH	EDI Exploration Drilling International GmbH
Managing director, Rainer Rotthäuser	Rainer Rotthäuser and Günter Thiemann
- Lender -	- Borrower -

Signature	Signature
DTB Patente GmbH	EDI GmbH